SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 23, 2020 (April 21, 2020) Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #425

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 21, 2020, Red Lion Hotels Corp (the “Borrower”) received loan proceeds in the aggregate amount of $4,233,500 (the “Loan”) from Idaho First Bank (the “Lender”), under a promissory note from the Lender issued pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).

The Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below) will commence in October 2020. The Loan may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. The Borrower did not provide any collateral or guarantees for the Loan, nor did the Borrower pay any facility charge to obtain the Loan. In accordance with the CARES Act, the Borrower will use proceeds from the SBA Loans primarily for payroll costs, rent, and utilities.

Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The amount of SBA Loan forgiveness shall be calculated in accordance with the requirements of the PPP, including the provisions of Section 1106 of the CARES Act. The CARES Act includes certain limitations on the amount of principal that may be forgiven. Such restrictions include reductions in forgivable amounts if the Borrower reduces the number of employees or certain wages, as well as the limitation that no more than 25% of the amount forgiven can be attributable to non-payroll costs. No assurance is provided that the Borrower will obtain forgiveness of the Loan in whole or in part.

In addition to the Loan, certain wholly owned subsidiaries of the Borrower have been approved by the Small Business Administration for additional PPP loans totaling approximately $0.7 million, on substantially the same terms as described above. We expect these loans to be finalized in the coming weeks.

The description of the Loan contained herein is qualified in its entirety by reference to the Loan, a copy of which is attached as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Paycheck Protection Program Loan Promissory Note, dated April 14, 2020, executed by Red Lion Hotels Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: April 23, 2020	By:
/s/ Nate Troup
Executive Vice President and Chief Financial Officer